UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

June 5, 2013

Date of Report (date of earliest event reported)

SOLTA MEDICAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-33123	68-0373593
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

25881 Industrial Boulevard, Hayward, California 94545

(Address of principal executive offices)

(510) 782-2286

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Solta Medical, Inc. (the “Company”) held its 2013 Annual Meeting of Stockholders (“Annual Meeting”) on June 5, 2013, to vote on the following proposals:

1.	Election of two Class I directors, Stephen J. Fanning and Harold L. Covert, to serve a three year term which will expire at the 2016 Annual Meeting of Stockholders or until such time as their respective successors have been duly elected and qualified. All directors were elected in accordance with the votes below:

Nominees	Shares For	Shares Against	Shares Abstaining	Broker Non-Votes
Stephen J. Fanning	32,730,680	19,625,691	7,829,020	10,540,888
Harold L. Covert	36,415,906	15,933,009	7,836,476	10,540,888

2.	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013. Deloitte & Touche LLP was ratified as our independent registered public accounting firm for the fiscal year ending December 31, 2013 in accordance with the votes below:

Shares For	Shares Against	Shares Abstaining	Broker Non-Votes
63,284,625	7,297,312	144,342	0

3.	Advisory Vote on executive compensation. The shareholders voted to approve the compensation of our named officers in accordance with the votes below:

Shares For	Shares Against	Shares Abstaining	Broker Non-Votes
35,444,445	17,356,982	7,730,109	10,194,743

4.	Amendment of our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 100,000,000 shares to 200,000,000 shares and to authorize our Board of Directors to file such amendment. It was not approved in accordance with the votes below:

Shares For	Shares Against	Shares Abstaining	Broker Non-Votes
31,511,385	39,100,516	114,378	0

5.	Amendment of our Amended and Restated Certificate of Incorporation to effect a reverse stock split of our common stock pursuant to which any whole number of outstanding shares between and including three (3) and six (6) would be combined into one share of our common stock and our authorized common stock would be decreased proportionately, and to authorize our Board of Directors to select and file one such amendment. The shareholders voted to approve the amendment in accordance with the votes below:

Shares For	Shares Against	Shares Abstaining	Broker Non-Votes
45,583,126	17,854,628	7,288,525	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLTA MEDICAL, INC.

Date: June 7, 2013	By:	/s/ John F. Glenn
John F. Glenn
Chief Financial Officer